                                                                   Exhibit 10.4

                       BAREBOAT CHARTER AGREEMENT BETWEEN
                               CHILES OFFSHORE LLC
                                       AND
                        PERFORADORA CENTRAL, S.A. DE C.V.

              THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                            STANDARD BAREBOAT CHARTER
                             CODE NAME: "BARECON 89"
                                     PART I

    ------------------------------------------------------------- -----------------------------------------------------------
    1.   SHIPBROKER:                                              2.   PLACE AND DATE:

         Not Applicable                                                Mexico City November 30, 1999
    ------------------------------------------------------------- -----------------------------------------------------------
    3.   OWNERS/PLACE OF BUSINESS:                                4.   BAREBOAT CHARTERER'S (CHARTERER)/PLACE OF
                                                                       BUSINESS:
         PERFORADORA CENTRAL, S.A. DE C.V.
         Montes Urales No. 520                                         CHILES OFFSHORE LLC, OR SUBSIDIARY TO BE NAMED
         Lomas de Chapultepec, Mexico D.F. 11000                       11200 Westheimer, Suite 410
                                                                       Houston, Texas 77042-3227
    ------------------------------------------------------------- -----------------------------------------------------------
    5.   VESSEL'S NAME, CALL SIGN AND FLAG (Cl. 9(c)):            6.   TYPE OF VESSEL:

         TONALA, IMO No.  8764523, HP - 9700, Panama Flag              LeTourneau Design, Super 116C Jackup Mobile Offshore
                                                                       Drilling Unit
    ------------------------------------------------------------- -----------------------------------------------------------
    7.   GRT/NRT:                                                 8.   WHEN/WHERE BUILT:

         6679 / 2003                                                   2000/TDI Halter, Pascagoula, Mississippi
    ------------------------------------------------------------- -----------------------------------------------------------
    9.   TOTAL DWT (abt.) IN METRIC TONS ON SUMMER                10.  CLASS (Cl. 6):
         FREEBOARD:
                                                                       American Bureau of Shipping Maltese Cross A1
                                                                       Self-Elevating Mobile Drilling Unit
    ------------------------------------------------------------- -----------------------------------------------------------
    11.  DATE OF LAST SPECIAL SURVEY BY THE VESSEL'S              12.  FURTHER PARTICULARS OF VESSEL (ALSO INDICATE
         CLASSIFICATION SOCIETY:                                       MINIMUM NUMBER OF MONTHS' VALIDITY OF CLASS
                                                                       CERTIFICATES AGREED ACC. TO Cl. 10):
         Not Applicable
                                                                       Length 74.14m, Breadth 62.83m, Depth 7.92m
    ------------------------------------------------------------- -----------------------------------------------------------
    13.  PORT OR PLACE OF DELIVERY (Cl. 2):                       14.  TIME FOR DELIVERY (Cl. 2):

         TDI Halter Yard, Pascagoula, Mississippi                      See Clause 2
    ------------------------------------------------------------- -----------------------------------------------------------
    15.  CANCELING DATE:                                          16.  PORT OR PLACE OF REDELIVERY (Cl. 10):

         Not Applicable                                                Sabine Pass, Texas subject to Clause 10
    ------------------------------------------------------------- -----------------------------------------------------------
    17.  RUNNING DAYS' NOTICE IF OTHER THAN STATED IN Cl. 2:      18.  FREQUENCY OF DRY-DOCKING IF OTHER THAN STATED IN
                                                                       Cl. 6:
         Not Applicable
                                                                       As required by Vessel's Class Society
    ------------------------------------------------------------- -----------------------------------------------------------
    19.  TRADING LIMITS (Cl. 3):                                  20.  CHARTER PERIOD:

         See Clause 3                                                  See Clause 21
    ------------------------------------------------------------- -----------------------------------------------------------
    21.  CHARTER HIRE (Cl. 7):                                    22.  RATE OF INTEREST PAYABLE ACC. TO Cl. 7(f) AND,
                                                                       IF APPLICABLE, ACC. TO PART IV:
         See Clause 7
                                                                       15% per annum
    ------------------------------------------------------------- -----------------------------------------------------------
    23.  CURRENCY AND METHOD OF PAYMENT (Cl. 7):                  24.  PLACE OF PAYMENT; ALSO STATE BENEFICIARY AND
                                                                       BANK ACCOUNT (Cl. 7):
         See Clause 7
                                                                       See Clause 7
    ------------------------------------------------------------- -----------------------------------------------------------


    ------------------------------------------------------------- -----------------------------------------------------------
    25.  BANK GUARANTEE/BOND (SUM AND PLACE) (OPTIONAL):          26.  MORTGAGE(S), IF ANY, (STATE WHETHER Cl. 8
                                                                       APPLIES) (Cl. 8):
         Not Applicable
                                                                       Clause 8 applies
    ------------------------------------------------------------- -----------------------------------------------------------
    27.  INSURANCE (MARINE AND WAR RISKS) (STATE VALUE ACC.       28.  ADDITIONAL INSURANCE COVER, IF ANY, FOR OWNERS'
         TO Cl. 9(f):                                                  ACCOUNT LIMITED TO (Cl. 8(f)):

         USD105,000,000, Clause 9 applies                              No Dollar Limit
    ------------------------------------------------------------- -----------------------------------------------------------
    29.  ADDITIONAL INSURANCE COVER, IF ANY, FOR CHARTERS'        30.  LATENT DEFECTS (ONLY TO BE FILLED IN IF PERIOD
         ACCOUNT LIMITED TO (Cl. 8(f)):                                OTHER THAN STATED IN Cl. 2):

         No Dollar Limit                                               Not Applicable
    ------------------------------------------------------------- -----------------------------------------------------------
    31.  WAR CANCELLATION (INDICATE COUNTRIES AGREED)             32.  BROKERAGE COMMISSION AND TO WHOM PAYABLE
         (Cl. 18):                                                     (Cl. 19):

         United States of America and Mexico                           Not Applicable
    ------------------------------------------------------------- -----------------------------------------------------------
    33.  LAW AND ARBITRATION (Cl. 20):                            34.  NUMBER OF ADDITIONAL CLAUSES COVERING SPECIAL
                                                                       PROVISIONS, IF AGREED:
         See Clause 20
                                                                       See Part II
    ------------------------------------------------------------- -----------------------------------------------------------
    35.  NEWBUILDING VESSEL (INDICATE WITH "YES" OR "NO"          36.  NAME AND PLACE OF BUILDERS (ONLY TO BE FILLED IN
         WHETHER PART III APPLIES) (OPTIONAL):                         IF PART III APPLIES):

         No (See Clause 2)                                             Not Applicable
    ------------------------------------------------------------- -----------------------------------------------------------
    37.  VESSEL'S YARD BUILDING NO. (ONLY TO BE FILLED IN         38.  DATE OF BUILDING CONTRACT (ONLY TO BE FILLED IN
         IF PART III APPLIES):                                         IF PART III APPLIES):

         Not Applicable                                                Not Applicable
    ------------------------------------------------------------- -----------------------------------------------------------
    39.  HIRE/PURCHASE AGREEMENT (INDICATE WITH "YES" OR          40. BAREBOAT CHARTER
         REGISTRY (INDICATE WITH "YES"                                "NO" WHETHER PART IV APPLIES) (OPTIONAL):
                                                                      OR "NO" WHETHER PART V APPLIES) (OPTIONAL):

         No                                                            No
    ------------------------------------------------------------- -----------------------------------------------------------
    41.  FLAG AND COUNTRY OF THE BAREBOAT CHARTER REGISTRY        42.  COUNTRY OF THE UNDERLYING REGISTRY (ONLY TO BE
         (ONLY TO BE FILLED IN IF PART V APPLIES):                     FILLED IN IF PART V APPLIES):

         Not Applicable                                                Not Applicable
    ------------------------------------------------------------- -----------------------------------------------------------


              THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                            STANDARD BAREBOAT CHARTER
                             CODE NAME: "BARECON 89"

                                     PART II

1)   DEFINITIONS

     In this Charter, the following terms shall have the meanings hereby assigned to them:

     a) "Affiliate" of a particular entity which owns more than fifty percent (50%) of such particular entity, an entity in which such particular entity owns more than fifty percent (50%) or an entity more than fifty percent (50%) of which is owned by the same entity that owns more than fifty percent (50%) of such particular entity. Ownership for purposes of this definition includes any direct and indirect ownership. Entity for purposes of this definition includes any juridical or natural person or other business entity established in accordance with the law of the country of its establishment.

     b) "Charterer" shall mean Chiles Offshore LLC, a Delaware limited liability company.

     c) "Management Fees" shall mean the fees deducted by the Charterer as consideration for the Charterer's management of the Vessel for the purpose of calculating the Net Operating Margin and the Supplemental Hire, as described in Clause 7 hereof.

     d) "Net Operating Margin" shall mean Net Operating Revenues less direct Vessel operating costs (including self-insured retentions and survey reserves) less the Management Fees, calculated in accordance with U.S. generally accepted accounting principles.

     e) "Net Operating Revenues" shall mean gross revenues received by the Charterer through its utilization of the Vessel for a given calendar quarter, plus mobilization/demobilization revenues from the Vessel, less mobilization/demobilization expenses for the Vessel.

     f) "Owner" shall mean Perforadora Central, S.A. de C.V., a corporation organized under the laws of Mexico.

     g) "Port of Delivery" shall mean the port stated in Box 13 of Part I of this Charter.

     h) "Supervisory Crews" shall mean two (2) rig managers, two (2) assistant rig managers, two (2) safety coordinators, two (2) materials coordinators, two (2) rig engineers, two (2) sr. electricians, two (2) sr. mechanics and four (4) crane operators employed by the Charterer.

     i) "Supplemental Hire" shall mean fifty percent (50%) of the difference between (i) Net Operating Margin, less (ii) the hire of the Vessel payable pursuant to Clause 7(a) hereof, which shall be calculated in accordance with U.S. generally accepted accounting principles and payable quarterly by the Charterer to the Owner as additional compensation.

     j) "Vessel" shall mean the vessel described in Boxes 5 through 10 of this Charter and on Exhibit 1 attached hereto.

     k) "Warm Stacked" shall mean the period of time when the Vessel is not under contract or being mobilized to or from a contract location but is being maintained in ready to work condition.

     l) "Working Capital Account" shall mean the Charterer's working capital account established by the Charterer in the name of the Vessel at Southwest Bank of Texas, N.A., Houston, Texas for the purpose of supporting the working capital needs of the Vessel, as more particularly described in Clause 7 hereof.

2)   DELIVERY

     a) After the Make Ready Period (as defined in Clause 2 (c) hereof), the Vessel shall be delivered and taken over by the Charterer at the port or place indicated in Box 13, in such ready berth as the Charterer may direct (or at such place offshore from such location as either party may reasonably request).

     b) The Owner shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be properly documented at time of delivery under the laws and flag of Panama. The parties acknowledge that the Owner may take delivery of the Vessel from the Vessel manufacturer at an offshore location, in which event the Owner shall, at its own expense, return the Vessel to the Vessel manufacturer's yard so that the work described in this Clause 2 may be completed during the Make Ready Period prior to delivery of the Vessel to the Charterer.

     c) The parties acknowledge that the Vessel is currently being constructed, and that delivery to the Owner is anticipated on or about January 14th, 2000. Prior to delivery of the Vessel to the Charterer, the Owner and the Charterer shall cooperate in preparing the Vessel such that it is ready to fully perform all operations consistent with its design criteria, including, without limitation, being provided with the appropriate spare parts and supplies (the "Owner Spares") and a full crew with proper training and certificates, being tested in every way according to normal and customary industry practice, and having all deficiencies corrected that are identified prior to delivery. The Owner shall be responsible for providing the Vessel with such spare parts and supplies and correcting all such deficiencies. The Charterer shall be responsible for providing a full crew with proper training and certificates. During the foregoing period prior to delivery to the Charterer (the "Make Ready Period"), the Owner shall pay a management fee of $1,500 per day to the Charterer, as provided in Clause 7(d) hereof. The parties shall solicit the sale of the Owner Spares to a third party supplier (the "Supplier") of replacement inventory for the Vessel. If the Supplier purchases any or all of the Owner Spares, the proceeds shall be paid to the Owner. Thereafter, the Charterer shall separately track the Owner Spares and the spare parts supplied by the Supplier, and the Owner shall be reimbursed from time to time (on a quarterly basis) for any portion of the Owner Spares that is utilized in connection with the operation of the Vessel during the term of this Charter or is otherwise not returned to the Owner with the Vessel at the expiration or termination of this Charter. All spare parts that are not Owner Spares shall be removed from the Vessel at the expiration or termination of this Charter, except to the extent that the Owner makes arrangements to purchase such spare parts inventory form the owner thereof.

     d) The Owner and the Charterer have surveyed the Vessel prior to its delivery to the Charterer and have jointly agreed on the preparations that are necessary for the Vessel as described in Clause 2(c) hereof during the Make Ready Period. The Owner and the Charterer have agreed on a budget estimate for such preparations including the budgeted amount for the Management Fees payable during the Make Ready Period. The Owner shall pay the amount of such budget into an escrow bank account established and maintained by the Charterer at Southwest Bank of Texas, N.A., Houston, Texas (separate from the Working Capital Account), prior to commencement of such preparations. The Charterer shall withdraw from such escrow account the amounts necessary to prepare the Vessel as described herein and for payment of the Management Fees during the Make Ready Period. To the extent that the cost of the preparations agreed to by the Owner and the Charterer exceed such budget amount paid by the Owner, the Owner shall pay such additional amount for which it is responsible pursuant to this Clause
          2. The Make Ready Period shall begin no later than January 14th, 2000. Direct out-of-pocket crew expenses of $50,000 incurred by Charterer from December 8th, 1999 through January 14th, 2000 shall be amortized over the first 365 days of the Charter Period and recovered as first cash out prior to the payment of any Hire, Management Fee or Supplemental Hire pursuant to Clause 7.

3)   TRADING LIMITS

         The Vessel shall only be employed within the United States Gulf of Mexico and such other areas as the Owner and MARAD (as defined in Clause 8 hereof) may approve (the "Operations Area").

4)   INSPECTION

          a) The Owner shall have the right at any time to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on its behalf to ascertain the condition of the Vessel and satisfy it that the Vessel is being properly repaired and maintained. Inspection or survey in drydock shall be made only when the Vessel shall be in drydock for the Charterer's purpose, which shall include dockings required by the classification rules. However, the Owner shall have the right to require the Vessel to be drydocked for inspection if the Charterer is not docking her at normal classification intervals. The fees for such inspection or survey shall, in the event of the Vessel being found to be in the condition provided in Clause 6 hereof, be payable by the Owner and shall be paid by the Charterer only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

          b) The Charterer shall also permit the Owner to inspect the Vessel's logbooks, daily drilling reports and other records whenever requested and shall whenever required by the Owner furnish it with full information regarding any casualties or other accidents or damage to the Vessel.

          c) The Owner may appoint a representative who shall be entitled to be aboard the Vessel at all times. Such representative's salary and travel expenses shall be paid by the Owner. The Charterer shall provide such representative with food and lodging on the Vessel and transportation from the shore base to and from the Vessel (consistent with the standard of transportation for the Vessel during such period of use) free of charge.

5)   INVENTORIES AND CONSUMABLE OIL AND STORES

          Unless otherwise agreed, the Vessel shall be delivered with bunkers, lubricants and water as on board and shall be redelivered with sufficient bunkers to reach the next bunkering location on route to its next point of call. The Charterer and the Owner, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil and water in the said Vessel at the then current market prices at the ports of delivery and re-delivery, respectively.

6)   MAINTENANCE AND OPERATION

     a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterer and under its complete control in every respect. The Charterer shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and it shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times.

     b) Unless otherwise agreed, in the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation, the Owner shall pay all such costs of such changes or equipment.

     c) The Charterer shall establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterer shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterer's sole expense (charged as a direct Vessel operating cost) and the Charterer shall indemnify the Owner against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     d) The Charterer shall at its own expense and by its own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and it shall pay all charges and expenses (charged as a direct Vessel operating cost) of every kind and nature whatsoever incidental to its use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes imposed on the Charterer or its use of the Vessel. The Master, officers and crew of the Vessel shall be the servants of the Charterer.

     e) The Charterer shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof or add additional equipment to the Vessel except after first securing the approval thereof of the Owner and any mortgagee (to the extent such mortgagee's approval is required). The Owner shall respond to any such request for approval within a reasonable time period. The Charterer shall pay the incremental costs of such changes, additional equipment or modifications as agreed to by the parties, the cost of which shall be repaid to the Charterer out of Net Operating Revenues prior to calculation of Net Operating Margin. Such changes, modifications or additional equipment shall be the property of the Charterer and shall be removed from the Vessel at the end of the Charter Period if such removal can be accomplished without structural damage to the Vessel. If the Owner so agrees, the Charterer shall, if the Owner so requires, restore the Vessel to its former condition before the termination of the Charter.

     f) The Charterer shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owner on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterer shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. All repairs to or replacement of any damaged, worn or lost parts or equipment shall be affected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterer has the right to fit additional equipment at its expense and risk but the Charterer shall remove such equipment at the end of the period if requested by the Owner.

     g) Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterer and the Charterer shall assume the obligations and liabilities of the Owner under any lease contracts in connection therewith and shall reimburse the Owner for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

     h) After the Make Ready Period described in Clause 2(c) hereof, the Owner shall be responsible for repairs or renewals (i) costing in excess of $30,000, or (ii) occasioned by latent defects in the Vessel, her machinery or appurtenances that are covered by warranties from the shipyard, LeTourneau or the suppliers of machinery, goods or services, Owner will take all reasonable steps to require such defect to be repaired or replaced by the shipyard, LeTourneau or supplier, as appropriate. To the extent possible, Owner shall assign such warranties to Charterer. Subject to (i) above, in the event the shipyard, LeTourneau or supplier, as appropriate, refuses to make such repairs or is not responsible thereof, the cost of such repairs shall be paid by Charterer and shall be charged as a direct Vessel operating cost. All other repairs shall be the responsibility of the Charterer and shall be charged as a direct Vessel operating cost.

     i) Any equipment added to the Vessel by Charterer shall be approved by the Vessel's Classification Society to the extent such approval is required.

     j) The Charterer shall provide properly qualified and experienced personnel to fill all positions on the Vessel. The Charterer shall not engage any personnel in a training capacity unless such personnel are under the direct supervision of an experienced person. All personnel provided by the Charterer shall have received appropriate instructions in the operation of the equipment for which they are responsible and shall have attended schools or other training appropriate for their particular position on the Vessel.

     k) All Vessel moves shall be under the supervision of a properly qualified and certificated rig mover. The Charterer shall require that adequate bottom surveys be obtained either by the Charterer's customer or by the Charterer so that appropriate precautions can be taken when moving the Vessel to a new location.

7)   HIRE/MANAGEMENT FEE/SUPPLEMENTAL HIRE

     a) The Charterer shall pay to the Owner for the hire of the Vessel thirty-seven percent (37%) of the Net Operating Revenues generated by the Vessel and received by the Charterer through contracts entered into by the Charterer, calculated on a quarterly basis. Notwithstanding the foregoing, the hire of the Vessel shall not exceed the Net Operating Margin. The hire of the Vessel shall commence on and from the date and hour of her first delivery to the Charterer. Subject to Clause 9(g) and Clause 18 hereof, such hire shall continue until the date and hour when the Vessel is redelivered by the Charterer to the Owner at the termination of this Charter.

     b) The Working Capital Account shall be a segregated bank account maintained in the Charterer's name, and the Charterer shall not co-mingle funds of the Charterer unrelated to this Charter in such account. The Charterer may use the funds in the Working Capital Account for operating expenses only to the extent receipts generated by the Vessel are not adequate to cover such expenses. The Working Capital Account shall initially be funded by the parties with an estimated working capital need of $750,000. The Owner shall fund $500,000 of such amount, and the Charterer shall fund the remaining $250,000 of such amount, within five (5) days after the execution of this Charter. Thereafter, from time to time during the term of this Charter, if the balance in the Working Capital Account is equal to or less than $250,000, the Owner shall make contributions to the Working Capital Account within ten (10) days of written notice from the Charterer, in an amount necessary to restore a cash balance of $250,000 in the Working Capital Account for the operation of the Vessel. Any balance in the Working Capital Account remaining at the end of the term of this Charter, after all amounts properly payable out of the Working Capital Account have been paid, shall be returned to the Owner and the Charterer in the ratio of their respective contributions to the Working Capital Account. The Charterer may deduct the working capital charges for the Vessel and the amounts payable by the Owner hereunder from the Working Capital Account.

     c) Within forty-five (45) days after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), the Charterer shall provide a report outlining the calculation of the hire pursuant to Clause 7(a) hereof and the Supplemental Hire pursuant to Clause 7(e) hereof, and the deduction of any unpaid amounts owed to the Charterer by the Owner pursuant to this Charter, for the preceding quarter. Payment of hire and the Owner's share of the Supplemental Hire shall be made by the Charterer to the Owner's bank account at Southwest Bank of Texas N.A., Houston, Texas or to such other place as may be designated in writing by the Owner and agreed to by the Charterer and shall be by electronic funds transfer.

     d) The Charterer shall deduct the Management Fees from the Net Operating Revenues (or the Working Capital Account, if there are insufficient Net Operating Revenues) during periods other than the Make Ready Period, and from the escrow account described in Clause 2(d) hereof during the Make Ready Period, on a monthly basis. The Management Fee shall be equal to U.S.$2,000 per day for any period of time after the Make Ready Period described in Clause 2(c) hereof during which the Vessel (i) is entitled to payment of a dayrate under a drilling or workover contract, (ii) is being mobilized to or from a safe anchorage in connection with such a contract, (iii) is off hire but waiting to commence a contract that has been executed or otherwise committed to, or (iv) is Warm Stacked (for the first thirty (30) days of such Warm Stacked status). After the first thirty (30) days of Warm Stacked status, and during the Make Ready Period, the Management Fee shall be equal to U.S.$1,500 per day.

     e)   SUPPLEMENTAL HIRE

          i) The Owner shall be entitled to additional compensation in an amount equal to the Supplemental Hire.

          ii) It is specifically understood and agreed that calculation of Supplemental Hire amounts shall be performed on a cash and not an accrual basis, except for accrual of self-insured retentions and survey reserves.

          iii) Supplemental Hire shall be payable to the Owner on a quarterly basis (utilizing calendar quarters, i.e., January 1 through March 31, April 1 through June 30, July 1 through September 30, October 1 through December 31), based on such quarter's result. Should the Supplemental Hire in any period be less than zero, no payment of Supplemental Hire will be due.

          iv) The Charterer shall provide a report pursuant to Clause 7(c) hereof setting out the calculation of the Supplemental Hire.

          v) In the event that this Charter terminates for any reason prior to the expiration of any quarter, Supplemental Hire shall be payable by the Charterer to the Owner based on the period from the beginning of the then current calendar quarter up to the time of such termination. As soon as practicable after such termination, the Charterer shall provide a report for such period, and the Supplemental Hire shall be payable to the Owner within ten (10) days of delivery of such report and receipt of funds from the Charterer's customer.

     f) Should the Vessel be a Total Loss (as defined in Clause 9(f) hereof), all hire shall cease from the date and time of such Total Loss.

     g) Any amounts required to be advanced or paid by either party pursuant to the provisions of this Charter, which are not paid on the date they become due, shall bear interest from the due date until such amounts are actually paid at a rate of fifteen percent (15%) per annum.

     h) This charter may be terminated prior to the expiration of the Charter period by the Owner upon thirty (30) days prior written notice to the Charterer if the Vessel is stacked and off hire for more than forty percent (40%) of the days in any calendar quarter (other than for repairs for which the Owner is responsible under Clause 6(h) hereof and except during the first calendar quarter in which the Vessel is delivered to the Charterer);

     i) Upon expiration of the term of this Charter or any termination prior thereto for any reason whatsoever, the Charterer shall have the option to continue employment of the Supervisory Crews on board the Vessel for a period of six (6) months from the time of expiration or termination of this Charter. The cost of payroll, benefits and travel (least expensive commercial class) for the Supervisory Crews shall be paid by the Owner to the Charterer from the time of actual expiration or termination until the Supervisory Crews have been assigned to work on other vessels by the Charterer. The Owner also shall pay to the Charterer all payroll, benefits and travel for all personnel of the Charterer engaged in the operation of the Vessel other than the Supervisory Crews for a maximum period of one (1) month from the time of actual expiration or termination.

     j) In no event shall either party be liable to the other for any consequential, special or indirect damages including, without limitation, loss of business opportunity, loss of production or loss of use of profit or loss of supplemental hire.

8)   MORTGAGE

     The parties acknowledge that the Vessel is subject to a United States Maritime Administration Security ("MARAD") Agreement and Preferred Ship Mortgage. The Charterer agrees to subordinate its rights to the rights of MARAD as Mortgagee. The parties also acknowledge and agree to the various standard MARAD provisions that prevent the Vessel from working in certain countries and have certain requirements concerning the type of insurance which must be carried, the amounts of coverage and which require that MARAD be named as additional insured. The Charterer agrees to comply with such MARAD provisions and other reasonable MARAD requirements with respect to insurance provisions. The Owner reserves the right to negotiate changes to the terms and provisions of the Mortgage and Security Agreement; in particular, the parties acknowledge that MARAD requires that a certain percentage of the insurance coverage be offered to United States insurance companies.

9)   INSURANCE AND REPAIRS

     a) During the Charter period, the Vessel shall be kept insured by the Charterer with the coverages specified in the attached Exhibit 1 and as required by MARAD as set forth above. All such insurance related to the operation of the Vessel shall be provided by the Charterer; provided, however, that the cost thereof and the cost of any and all deductibles and self-insured retentions that are not reimbursed by underwriters shall be charged as direct Vessel operating costs hereunder.

     b) If the Charterer fails to arrange and keep any of the insurances provided for under the provisions of this Clause 9 in the manner described herein, the Owner shall notify the Charterer whereupon the Charterer shall rectify the position within ten (10) days from the date of such notice, failing which the Owner shall have the right to place such insurances and require the Charterer to reimburse it for any loss resulting from the lack of such insurances and/or the premium cost incurred by Owner in placing such insurance.

     c) The Charterer shall, subject to the approval of the Owner and the underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterer from the underwriters) to the extent of coverage under the insurances herein provided for. Any expense of any loss or casualty, including deductibles and self-insured retentions, not reimbursed by underwriters pursuant to this Clause shall be charged as direct Vessel operating costs.

     d) The Charterer shall remain responsible for and shall effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

     e) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owner or the Charterer, as the case may be, shall immediately furnish the other party with particulars of any additional insurance effected by them, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

     f) Should the Vessel become an actual, constructive, compromised or agreed total loss (a "Total Loss") under the insurances required under this Clause 9, all insurance payments for such loss shall be paid to MARAD who shall retain the moneys payable to it according to its interest. To the extent any of such insurance payments are not payable to MARAD, such insurance payments shall be deposited by the insurance carrier or MARAD, as applicable, in a separate escrow account in the name of the Vessel at Southwest Bank of Texas, N.A., Houston, Texas. The moneys in such escrow account shall be distributable to the Owner and Charterer according to their respective interests, but shall not be released by such bank except pursuant to (i) the written directions of the Owner and Charterer acting together, or (ii) the written directions of an arbitrator pursuant to Clause 20 hereof.

     g) If the Vessel becomes a Total Loss under the insurances arranged by the Charterer in accordance with this Clause 9, this Charter shall terminate as of the date of such Total Loss.

     h) Each party shall upon the request of the other party, promptly execute such documents as may be reasonably required to enable such requesting party to abandon the Vessel to insurers and claim a constructive total loss.

     i) For the purpose of insurance coverage against marine and war risks under the provisions of this Clause 9, the value of the Vessel is the sum indicated in Box 27.

     j) In the event the Vessel is used in locations other than the United States Gulf of Mexico, the Charterer shall provide political risk and other insurance as required by MARAD, and to comply with all applicable laws and regulations concerning liabilities for personal injury to the crew or to others, to comply with local pollution laws and to comply with such other laws and regulations which may be applicable.

10)  REDELIVERY

     a) The Charterer shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port as indicated in Box 16 or as otherwise agreed. Upon the written request of the Owner, that Charterer shall deliver the Vessel to such alternate offshore location or port as requested by the Owner, provided that the Owner pays all costs and expenses of such redelivery to the extent such costs and expenses exceed the costs and expenses that the Charterer would have incurred in redelivering the Vessel as indicated in Box 16. The Charterer shall give the Owner not less than thirty (30) days' preliminary and not less than fourteen (14) days' definite notice of expected date of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owner.

     b) Notwithstanding anything in this Charter to the contrary, should the Vessel be engaged in operations pursuant to a contract by which the Charter Period may be exceeded on the expiration or termination of this Charter, the Charter period shall automatically extend and the Charterer shall have the use of the Vessel for such time as required to complete such contract and for a reasonable period of time thereafter to permit the Vessel's re-delivery pursuant to this Clause.

     c) The Vessel shall be redelivered to the Owner in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear excepted.

     d) The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least six (6) months following the date of redelivery.

11)  NON-LIEN AND INDEMNITY

     a) The Charterer will not suffer, nor permit to be continued, any lien or encumbrance incurred by it or its agents, which might have priority over the title and interest of the Owner in the Vessel.

     b) The Charterer shall indemnify and hold the Owner harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterer, and against any claims against the Owner arising out of or in relation to the operation of the Vessel by the Charterer. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterer, the Charterer shall at its own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at its own expense put up bail to secure release of the Vessel.

     c) The Owner shall indemnify and hold the Charterer harmless against any lien of whatsoever nature arising out of its acts or omissions relating to its ownership of the Vessel during the Charter period and against any claims against the Vessel or the Charterer arising out of or in relation to the ownership of the Vessel by the Owner. Should the Vessel be arrested by reason of claims or liens arising out of the acts or omissions of the Owner, the Owner shall at its own expense put up bail to secure release of the Vessel. The parties, however, acknowledge that the Vessel is and shall continue to be mortgaged to MARAD.

12)  LIEN

          The Charterer shall have no lien against the Vessel.

13)  SALVAGE

          All salvage performed by the Vessel shall be for the joint benefit of the Charterer and the Owner and the cost of repairing damage occasioned thereby shall be borne by them jointly. The Vessel shall be off hire during any salvage operations involving property other than that owned or contracted for by the Charterer.

14)  WRECK REMOVAL

          In the event of the Vessel becoming a wreck or obstruction to navigation, the Charterer shall indemnify the Owner against any sums whatsoever which the Owner shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

15)  GENERAL AVERAGE

          General Average, if any, shall be adjusted and settled in Houston, Texas according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty. The Charter Hire shall not contribute to General Average.

16)  ASSIGNMENT AND SUB-DEMISE

          The Charterer shall not assign this Charter nor sub-demise the Vessel except to any Affiliate or subsidiary of the Charterer without the prior written consent of the Owner, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Owner acknowledges that the Charterer intends to enter into contracts with third parties for the use of the Vessel in connection with various well operations on behalf of such third parties, and agrees that none of such contracts shall constitute an assignment or sub-demise of this Charter. The Owner may assign the proceeds of this Charter to MARAD as security pursuant to the Security Agreement between the Owner and MARAD.

17)  CHILES OFFSHORE GUARANTEE

          If the Charterer assigns this Charter to any Affiliate or subsidiary of the Charterer pursuant to Clause 16 hereof, Chiles Offshore LLC shall guarantee such assignee's performance under this Charter, including such assignee's obligation to pay charter hire pursuant to this Charter.

18)  REQUISITION/ACQUISITION

          In the event of the Owner being deprived of its ownership interest in the Vessel by any requisition of title or use of the Vessel by any governmental or other competent authority (hereinafter referred to as a "Compulsory Acquisition"), then, irrespective of the date during the Charter period when such Compulsory Acquisition may occur, this Charter shall be deemed terminated as of the date of such Compulsory Acquisition. In such event, Charter hire shall be considered as earned and to be paid up to the date and time of such Compulsory Acquisition.

19)  WAR

     a) Unless the consent of the Owner be first obtained, the Vessel shall not be ordered nor continue to any place or on any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against it or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law (a "War Zone"), nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of sanctions, nor carry any goods that may in any way expose it to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler. If required by MARAD or reasonably requested by Owner, war risk insurance shall be obtained, the premium cost thereof to be charged as a direct Vessel operating cost.

     b) The Vessel shall have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any otherwise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

     c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owner and the Charterer shall have the right to cancel this Charter, whereupon the Charterer shall redeliver the Vessel to the Owner in accordance with Clause 10 hereof, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering such redelivery port, at a near, open and safe port as directed by the Owner, or if she has no cargo on board, at the port at which she then is or if at sea at a near, open and safe port as directed by the Owner. In all cases hire shall continue to be paid in accordance with Clause 7 hereof, and except as aforesaid all other provisions of this Charter shall apply until redelivery.

     d) In the event of the movement of the Vessel to the waters of any country other than the waters offshore from the United States during the term of this Charter, the Charterer shall cooperate with the Owner in giving advance notice of such movement to MARAD and to comply with such requirements as may be imposed by MARAD, including those prohibiting the Vessel from going to such area or requirements for additional insurance which may include such political risk insurance as is reasonably available as required by MARAD. If the insurance required by MARAD is not reasonably available, the Charterer shall not move the Vessel to such waters.

20)  LAW AND ARBITRATION

     a) This Charter shall be governed by and construed in accordance with the general maritime law of the United States of America. To the extent United States general maritime law is not applicable, this Charter shall be governed by and construed in accordance with the laws of the State of Texas, but excluding any conflicts of law rules or provisions that would direct or refer to the laws of another jurisdiction.

     b) The Owner and the Charterer agree that any and all disputes, differences, claims, counterclaims, demands, causes of action, controversies, questions and other matters (collectively, a "Dispute") between the Owner and the Charterer shall be resolved by binding arbitration, whether a Dispute sounds in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or common law, and whether for damages or any other relief.

     c) Either the Owner or the Charterer (the "Initiating Party") may initiate a binding arbitration proceeding by providing written notice to the other party (the "Responding Party") describing the Dispute to be settled by binding arbitration. Such written notice shall include the Initiating Party's suggested impartial arbitrator or a list of impartial arbitrators from which the Responding Party may select one arbitrator. The Responding Party shall have fifteen (15) days in which to respond in writing to the Initiating Party either (a) accepting the Initiating Party's suggested impartial arbitrator, or (b) specifying the name of one of the listed impartial arbitrators that is acceptable to the Responding Party (if such a list was provided by the Initiating Party), or (c) suggesting an alternative impartial arbitrator or a list of impartial arbitrators from which the Initiating Party may select an arbitrator. If the Responding Party requests a different arbitrator or specifies a list of arbitrators, the Initiating Party and the Responding Party shall have seven (7) days from the Initiating Party's receipt of such response in which to agree upon a mutually acceptable impartial arbitrator. If the parties cannot agree on an impartial arbitrator within such seven (7) day period, the Initiating Party shall apply to the American Arbitration Association for it to select an impartial arbitrator generally knowledgeable and experienced in the subject matter of the Dispute within ten (10) days of such written notice. The selection of the American Arbitration Association shall be binding on the Owner and the Charterer.

     d) The parties shall use their best efforts to have the arbitral proceeding concluded and a judgment rendered by the arbitrator within sixty (60) days of the initiation of the arbitration proceeding. All arbitration proceedings shall be conducted in English in Houston, Texas in accordance with the rules existing as of the date hereof of the American Arbitration Association. The arbitrator shall decide all issues regarding the Dispute, including the validity, construction and interpretation of this arbitration provision and this Charter, and all procedural aspects of the arbitration conducted pursuant to this provision, including, without limitation, determination of the issues that are subject to arbitration (I.E., arbitrability), the scope of the arbitral issues, allegations of fraud, waiver, latches, delay or other defenses of arbitrability, and the rules governing conduct of the arbitration (including, without limitation, the time for filing and answer, the time for filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, the receipt of evidence, and the award of attorneys' fees as provided herein and by applicable law). The parties agree that the arbitrator shall have no authority to award and the parties shall have no right to receive (whether through arbitration or court proceedings) and hereby waive any and all rights to, treble, exemplary, consequential or punitive damages of any type under any circumstances, regardless of whether such damages may be available under applicable law, the law of any other state, or federal law, or under the rules of the American Arbitration Association. The decision of such arbitrator shall be final and non-appealable, and judgment upon any award rendered by the arbitration may be entered in any court having jurisdiction over the party against whom the judgment is sought to be enforced.

     e) The costs (including, without limitation, reasonable fees and expenses of counsel and experts for the parties) of such arbitration (including, without limitation, the cost to enforce or preserve the rights awarded in the arbitration) shall be borne by the party against whom the arbitrator's decision is rendered. If the decision of the arbitrator is not clearly against one of the parties or if the decision of the arbitrator is against more than one party on any one or more issues, each party shall pay its own costs and the cost of the arbitrator shall be borne equally by the parties. The parties acknowledge that it is their intent that any and all Disputes between the Owner and the Charterer shall be resolved by binding arbitration in lieu of litigation between the Owner and the Charterer. The parties agree that, if the Owner or the Charterer initiate any court proceeding regarding any Dispute prior to arbitration (and other than to enter a judgment upon and enforce any award rendered by arbitration as provided herein after arbitration), the party that did not initiate such litigation shall be entitled to recover all costs and expenses associated with such court proceeding, including, without limitation, reasonable fees and expenses of counsel, regardless of the ultimate outcome of the Dispute. The arbitrator shall award such costs and expenses to such party separately from any award of costs based on the final decisions of the arbitrator regarding the Dispute.

21)  CHARTER PERIOD AND OPTIONS

          The term of this Charter shall commence upon execution and delivery of this Charter by the parties, and shall terminate at 12:00 Midnight, on the date eighteen (18) months after the date on which the Vessel arrives on the first location pursuant to a contract entered into by the Charterer for utilization of the Vessel. The term shall automatically be extended for additional one (1) year periods, until either party gives written notice to the other party of non-renewal not less than ninety (90) days prior to the end of the then current term. The term of this Charter shall be the initial term plus any extension of this Charter pursuant to the foregoing automatic renewals.

22)  TAXES

     a) The Owner assumes full and exclusive liability and shall make its Affiliates similarly liable, to timely file all returns and promptly pay when due all taxes based on income or profits imposed by any governmental entity having jurisdiction to levy such charges in connection with the Charter's compensation to the Owner under this Charter or otherwise in connection with the Owner's operations.

     b) The Charterer assumes full and exclusive liability, and shall make its Affiliates similarly liable, to timely file all returns and promptly pay when due all taxes based on income or profits imposed by any governmental entity having jurisdiction to levy such charges in connection with the Charterer's income in connection with this Charter or otherwise in connection with the Charterer's operations.

     c) Any sales tax, lease tax, value added tax, property tax, turnover tax, customs duties, import and export tax, and similar taxes imposed on the Vessel or the operation thereof in connection with this Charter that are not paid to the Charterer by its customers pursuant to their contractual obligations, shall be paid by the Charterer and charged as a direct Vessel operating cost.

23)  REPRESENTATIONS

     a) Owner represents that it will make its best efforts to obtain all necessary approvals from the Shipyard to allow the Charterer access to the facilities for the purpose of performing the Make Ready work.

     b) The Owner represents that the Vessel has not been chartered, contracted, or otherwise committed in any way for the use of, or to provide services to, any person or entity other than the Charterer.

24)  CONDITIONS

          This Charter is subject to approval by MARAD of the form of the Charter, the Charterer, and the provisions of the Charterer's insurance program for use of the Vessel in the U.S. Gulf of Mexico. In the event that these approvals are not obtained, none of the provisions of this Charter shall be effective except for the provisions of Clause 2 hereof with respect to the Make Ready Period. In such event, Owner shall be responsible for reimbursing Charterer for all expenses incurred with respect to the Make Ready period plus any reasonable expenses related to the disposition of the crew.

25)  NOTICES

          All correspondence relating to this Charter shall be sent by facsimile and overnight courier and shall be addressed as follows:

          If to the Owner to:       Mr. Patricio Alvarez Morphy
                                    Perforadora Central, S.A. de C.V.
                                    Montes Urales No.  520
                                    Lomas de Chapultepec
                                    Mexico, D.F. 11000
                                    Facsimile No.:   011-525-520-1859

          With a copy to:           Mr. Neal D. Hobson
                                    Milling Benson Woodward L.L.P.
                                    909 Poydras Street, Suite 2300
                                    New Orleans, LA 70112
                                    Facsimile:       (504) 569-7001

          If to the Charterer to:   Mr. William E. Chiles
                                    Chiles Offshore L.L.C.
                                    11200 Westheimer, Suite 410
                                    Houston, Texas 77042-3227
                                    Facsimile:       (713) 339-3888

          With a copy to:           Mr. N.L. Stevens III
                                    Gardere Wynne Sewell & Riggs, L.L.P.
                                    1000 Louisiana, Suite 3400
                                    Houston, TX 77002-5007
                                    Facsimile:       (713) 276-5807

          Each party shall have the right to change its address for notice by the giving of fifteen (15) days prior written notice thereof to the other party hereto.

26)  CURRENCY

         All amounts expressed herein shall be in United States dollars.

         PARTS III, IV AND V ARE INTENTIONALLY DELETED AND DO NOT APPLY

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of
PART I and PART II shall prevail over those of PART III and/or PART IV and/or
PART V to the extent of such conflict but no further.

Signature (Owners)

PERFORADORA CENTRAL, S.A. DE C.V.


By: /s/ Patricio Alvarez Morphy
    -------------------------------
         Patricio Alvarez Morphy
         President




 Signature (Charterer's)

CHILES OFFSHORE LLC


By:/s/ William E. Chiles
    -------------------------------
         William E. Chiles
         President and CEO